1northerntrust.com | © 2026 Northern Trust Corporation 2026 ANNUAL MEETING OF STOCKHOLDERS April 21, 2026

2northerntrust.com | © 2026 Northern Trust Corporation Forward-looking Statements This presentation may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward- looking statements.

3northerntrust.com | © 2026 Northern Trust Corporation One Northern Trust Strategic Pillars STRENGTHEN RESILIENCY & MANAGE RISK DRIVE FINANCIAL PERFORMANCE OPTIMIZE GROWTH

Business Unit Updates

	Wealth Management	Asset Servicing	Asset Management
	Premier private bank for high-net worth individuals & families	*Leading specialized asset servicer for institutional investors*	*Highly respected integrated asset manager*
	Disciplined, client-centric strategy	**Deep segment expertise and scale**	**Well-positioned to capitalize on key secular trends**
CLIENT ASSETS	**$500+B** Assets under Management[1]	**$17T** Assets under Custody / Administration[1]	**$1.8T** Assets under Management[1]
	Best Private Bank in the U.S.[2] (14 out of 17 years)	**Best Global Custodian**[3] For Asset Owners	**Best Smart Beta/ Factor Strategy**[4] Asia Asset Management Awards (4th consecutive win)
2025 PERFORMANCE HIGHLIGHTS	✓ Extended leadership position in GFO and UHNW segments ✓ Launched Family Office Solutions ✓ Expanded investment solutions suite	✓ Delivered improved organic growth and profitability ✓ Generated significant growth within Capital Markets ✓ Gained share with global Asset Owners	✓ Collaborated with Wealth to drive product innovation and higher velocity of launches ✓ Strong momentum within liquidity ✓ Strengthened distribution across channels

[1] As of December 31, 2025. [2] Source: Financial Times Group, 2025. [3] AsianInvestor Asset Management Awards 2024. [4] "Best of the Best Awards" by Asia Asset Management.

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5northerntrust.com | © 2026 Northern Trust Corporation 2025 Financial Highlights GAAP RESULTS ($ in millions except EPS and as noted) 2025 % CHANGE vs. 2024 % CHANGE vs. 2024, ex. notables* Revenue $8,086.4 (2%) +7% Expense $5,754.4 +2% +5% Pre-Tax Income $2,339.5 (12%) +13% Diluted Earnings Per Share $8.74 (11%) +17% Pre-Tax Margin 28.9% Return on Average Common Equity 14.4% *Notable items detailed on page 12.

6northerntrust.com | © 2026 Northern Trust Corporation Balance Sheet and Capital Highlights NORTHERN TRUST CORPORATION REGULATORY CAPITAL HIGHLIGHTS STANDARDIZED APPROACH MINIMUM REQUIREMENT Common Equity Tier 1 12.6% 4.5% Tier 1 Capital 13.5% 6.0% Total Capital 16.1% 8.0% Tier 1 Leverage 7.8% 4.0% Total Capital Return $1,874 million Payout Ratio 111% All figures as of December 31, 2025.

7northerntrust.com | © 2026 Northern Trust Corporation Pre-Tax Margin Expense to Trust Fee Ratio Return on Equity 33%1 105-110%3 Mid-teens2 Medium-Term Financial Targets 1 Increased from >30%; 2 increased from 13-15%; 3 unchanged from previous target.

8northerntrust.com | © 2026 Northern Trust Corporation Caring for Our Communities HOW OUR CONTRIBUTIONS MAKE A DIFFERENCE WORLDWIDE Food Security From those who rescue quality food to organizations that prepare meals and provide nutrition education, we support those helping to end food instability. Affordable Housing Whether people lack affordable housing due to financial constraints or social issues, we collaborate with organizations that help ensure their safety and shelter. Quality Education Access to quality education can help level the playing field, whether the need is supplies, support or mentorship, we engage to increase opportunities to feed the mind. Accessible Healthcare Healthcare is a basic need—for mind and body—and we partner with organizations that provide support for the whole person.

Enduring Principles

NORTHERN TRUST

Service

Relentless drive to anticipate and exceed client expectations

Expertise

Resolving complex challenges with world class capabilities

Integrity

Consistently acting with the highest ethics and unfailing reliability

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11northerntrust.com | © 2026 Northern Trust Corporation Appendix

12northerntrust.com | © 2026 Northern Trust Corporation Notable Items YEARS Pre-Tax Notable Items ($ in Millions) 2025 2024 Revenue: AFS securities losses, net - $ (189.4) Supplemental Pension Plan securities repositioning & investment impairments - $ (14.1) Mark-to-market activity on Visa swap agreements $ (19.2) $ (12.8) Gain on sale of equity investment - $ 68.1 Net gain related to participation in Visa, Inc. exchange offer - $ 878.4 Total favorable / (unfavorable) impact $ (19.2) $ 730.2 Expense: Severance charge $ 58.8 $ 85.2 Northern Trust Foundation charitable contribution - $ 70.0 Software acceleration and dispositions charge - $ 16.4 FDIC special assessment $ (9.5) $ 12.5 Legal settlement charge - $ 10.6 Total (favorable) / unfavorable impact $ 49.3 $ 194.7

13northerntrust.com | © 2026 Northern Trust Corporation The following table presents a reconciliation of interest income, net interest income, net interest margin, total revenue, pre-tax income, and profit margin (pre-tax) prepared in accordance with GAAP to such measures on a fully taxable equivalent (FTE) basis, which are non-GAAP financial measures. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. The adjustment to an FTE basis has no impact on net income. YEARS 2025 2024 ($ in Millions) Net Interest Income Interest Income - GAAP $ 8,624.6 $ 9,762.3 Add: FTE Adjustment 28.5 31.8 Interest Income (FTE) - Non-GAAP $ 8,653.1 $ 9,794.1 Net Interest Income - GAAP $ 2,411.0 $ 2,177.1 Add: FTE Adjustment 28.5 31.8 Net Interest Income (FTE) - Non-GAAP $ 2,439.5 $ 2,208.9 Net Interest Margin - GAAP 1.70% 1.62% Net Interest Margin (FTE) - Non-GAAP 1.72% 1.64% Total Revenue Total Revenue - GAAP $ 8,086.4 $ 8,290.4 Add: FTE Adjustment 28.5 31.8 Total Revenue (FTE) - Non-GAAP $ 8,114.9 $ 8,322.2 Pre-Tax Income Pre-Tax Income - GAAP $ 2,339.5 $ 2,659.5 Add: FTE Adjustment 28.5 31.8 Pre-Tax Income (FTE) - Non-GAAP $ 2,368.0 $ 2,691.3 Profit Margin (Pre-Tax) Profit Margin (Pre-Tax) - GAAP 28.9% 32.1% Profit Margin (Pre-Tax) (FTE) - Non-GAAP 29.2% 32.3% Reconciliation of Non-GAAP Financial Measures

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